TERM SHEET

1.	Seller: Automotive Services Group, LLC, an Alabama limited liability company ("Seller") .

2.	Buvers: Charles H. Dellaccio and D.W. Grimsley, Jr., or their assignee, subject to the terms hereof (collectively, "Buyer").

3.	Property to be Sold:
Birmingham (Roebuck) express car wash and real estate;

4.	Purchase Price: $1,500,000.

5.	Terms:

(a)	Birmingham real property to be sold free and clear of all real estate mortgages and all other real estate liens and encumbrances except taxes and assessments not yet due.

(b)
Birmingham express car wash to be sold subject to all equipment leases and contracts; Buyer shall assume the same at closing and hold Seller harmless from all known liabilities thereunder thru and after closing.

(c)	Real estate taxes and assessments to be pro-rated as of closing.

(d)	Escrow fees and all costs of the transaction to be paid one-half by Seller and one-half by Buyer except as otherwise provided.

(e)	Buyer to pay at closing the entire amount of any sales or use tax respecting the transaction.

(f)	All other costs and attorney's fees of the transaction shall be borne by the party incurring the same.

(g)
The Birmingham express car wash business is sold "as-is, how-is" and in its condition at closing without warranty or representation of any kind or nature, express or implied from Seller except as provided herein. To the extent transferable, Seller shall assign to Buyer at closing any manufacturer's warranties on equipment or fixtures.

(h)	Seller will warrant good and marketable title to the assets being purchased at closing subject to the other terms hereof.

6.	Deposit: Concurrently with the delivery of both balance sheets and 2006 tax returns, Buyer shall deliver to escrow a deposit of $50,000 subject to the terms hereof, as follows:

(a)
The deposit shall be non-refundable except upon Seller's breach hereof or failure of property to pass inspection or appraisal. In the event that Buyer breaches this Term Sheet or any subsequent agreement respecting this transaction, the deposit shall be treated as Seller's liquidated damages, shall be released from escrow to Seller and shall be Seller's sole remedy for Buyer's breach.

7.	Buver's Contingencies: Property must passes phase one environmental inspection and appraisal of $1,500,000 or more. Lender shall order both at Buyer's expense.

8.	Escrow: Upon delivery of the documents described in 6 above, the Buyer shall deposit with the law firm of Sirotte & Permutt, P.C. buyer's deposit.

9.	Additional Terms:

(a)	Seller shall not have the right to seek and enter into back-up transactions.

(b)	The employment agreements of Buyer with Seller shall terminate by mutual agreement of the parties without liability to either party upon closing.

(c)	The stock options heretofore granted to D. W. Grimsley in Patient Safety Technologies,Inc., an affiliate of Seller, shall terminate upon closing.

(d)	This Term Sheet is intended to be binding upon the parties. This Term Sheet shall likewise constitute a part of the escrow instructions of the parties.

(e)	Time is expressly of the essence hereunder.

(f)	Closing of the transaction described herein shall take place no later than 30 days after Seller delivers documents listed above in item six (6) to Buyer and Buyer receipts same.

(g)
Any disputes respecting this Term Sheet, any subsequent agreement and the transaction described herein shall be resolved by the judicial reference procedure described in the Alabama Code of Civil Procedure. The prevailing party shall be entitled to an award of attorney's fees.

(h)	This Term Sheet, any subsequent agreement and the transaction described herein shall be governed by and construed in accordance with the laws of the State of Alabama.

(i)
This Term Sheet and any subsequent agreement contemplated hereby shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Any assignment by Buyer hereto shall include the assumption of Buyer's obligations hereunder and shall not release Buyer from any liability hereunder.

(j)
This Term Sheet constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. This Term Sheet may be modified only in writing when signed by the person sought to be charged.

(k)	This Term Sheet may be executed in counterparts and all counterparts so executed shall constitute but one agreement.

(l)	Buyer, as operator of the car wash, shall not prepay any liabilities associated therewith;obligations of the express car wash shall be paid only in the historic normal course of business."

(m)	Notices hereunder shall be given in writing by facsimile or certified mail, return receipt requested as follows:

(1)	If to Seller:

Fax no.:

With a copy to:

Fax no.:

(2)	If to Buyer:
PO Box 130836
Birmingham,
AL 35213

Fax no.: 866-496- 0339

Dated:

Automotive Services Group, LLC
By: Title: ("Seller")

Dated:
Charles H. Dellaccio

D.W. Grimsley ("Buyer")